UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 4, 2025

FIVE STAR BANCORP
(Exact Name of Registrant as Specified in Charter)

California	001-40379	75-3100966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Zinfandel Drive, Suite 100, Rancho Cordova, California, 95670
(Address of Principal Executive Offices, and Zip Code)

(916) 626-5000
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	FSBC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Change in Control Agreement with Executives
On November 4, 2025, Five Star Bank (the “Bank”), the wholly owned banking subsidiary of Five Star Bancorp (the “Company”), entered into change in control agreements (the “Agreements”) with each of the following executive officers: Heather Luck, Executive Vice President and Chief Financial Officer, and Michael Rizzo, Executive Vice President and Chief Banking Officer (each, an “Executive”).
The Agreements provide that in the event that an Executive’s employment with the Bank terminates for any reason, the Executive will be entitled to his or her base salary through the applicable effective date of termination (the “Termination Date”), reimbursement for reasonable business expenses incurred through the Termination Date in accordance with the Bank’s policies, and benefits accrued and vested as of the Termination Date under the employee benefits plans in which the Executive participates in accordance with the terms of such plans.
The Agreements further provide that if, in the year following a Qualifying Change in Control, (i) an Executive’s employment is terminated other than for “Cause”, death or “Disability” or (ii) the Executive resigns for “Good Reason” (each as defined in the Agreements), then in addition to the payments and benefits described in the previous paragraph, and subject to the Executive’s execution of a customary release of claims, the Executive will be entitled to receive, within 70 days following his or her termination, a severance payment equal to the sum of 12 months of his or her base salary and the most recently paid annual cash bonus he or she received. In addition, if any equity incentive awards held by the Executive are continued, assumed, substituted, or replaced in the Qualifying Change in Control and remain outstanding as of the Termination Date, such awards will become fully vested, with any time- or service-based vesting conditions deemed to be satisfied and (unless otherwise specified in the award agreement) any performance-based vesting conditions deemed to be satisfied at their target achievement levels.
If any of the foregoing payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments and benefits will be reduced to the greatest amount that would not be subject to the excise tax if, after taking into account applicable taxes, the Executive would retain a greater amount on an after-tax basis following such reduction.
The Agreements will expire as of December 31, 2028 if no Qualifying Change in Control has occurred.
The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Change in Control Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Number	Description
10.1	Form of Change in Control Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR BANCORP

	By:	/s/ Heather Luck
Name: Heather Luck
Title: Executive Vice President and Chief Financial Officer

Date: November 4, 2025